UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (314) 342-2000

                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On May 11, 2009, Stifel Financial Corp. issued a press release regarding the previously announced agreement of Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) to acquire certain UBS Wealth Management Americas branches from UBS Financial Services Inc. (“UBS”). A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and the exhibit attached hereto will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

Stifel Financial Corp. announced today that it anticipates its principal operating subsidiary, Stifel Nicolaus (collectively “Stifel”), will acquire 55 branches from UBS pursuant to its previously announced agreement to acquire certain UBS Wealth Management Americas branches. The 55 branch offices are located in 24 states throughout the country. In connection with this transaction, approximately 320 of the 340 UBS Financial Advisors based at these locations have signed written commitments to join Stifel Nicolaus.

Stifel issued a press release today regarding foregoing, which press release has been furnished pursuant to Item 7.01 above.

Item 9.01     Exhibits.

(d)	Exhibits.

99.1	Press Release issued on May 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: May 11, 2009	By:	/s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued on May 11, 2009.